Exhibit 1.1

AFFILIATED MANAGERS GROUP, INC.

2,500,000 Shares

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

DATED JUNE 6, 2016

Underwriting Agreement

June 6, 2016

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Affiliated Managers Group, Inc., a Delaware corporation (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as agent for the Forward Counterparty (as defined below) (in such agency capacity, the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with each of the several Underwriters listed on Schedule I hereto (the “Underwriters”) on the terms set forth herein, with respect to (i) the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased” (such number of shares of Common Stock, the “Company Initial Shares”), (ii) subject to Section 16 hereof, the sale by the Forward Seller (as agent for the Forward Counterparty) and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Borrowed Initial Shares To Be Purchased” (such number of shares of Common Stock being equal to the “Borrowed Initial Shares” (which are the initial shares delivered by the Forward Seller (as agent for the Forward Counterparty)) plus the Company Top-Up Initial Shares (as defined in Section 16 hereof)) and (iii) subject to Section 16 hereof, the grant by the Forward Seller (as agent for the Forward Counterparty)  to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 375,000 additional shares of Common Stock (the number of additional shares of Common Stock delivered by the Forward Seller (as agent for the Forward Counterparty), the “Borrowed Additional Shares” and, together with any Company Top-Up Additional Shares (as defined in Section 16(a) hereof), the “Additional Shares”).

The Company Initial Shares, the Borrowed Initial Shares, and any Company Top-Up Initial Shares are herein referred to collectively as the “Initial Shares.” The Company Initial Shares, any Company Top-Up Initial Shares and any Company Top-Up Additional Shares are herein referred to collectively as the “Company Shares.” The Initial Shares and the Additional Shares are hereinafter collectively referred to as the “Shares” or the “Securities.”

As used herein, “Forward Sale Agreement” means the letter agreement, dated the date hereof, between the Company and Bank of America, N.A. (the “Forward Counterparty”), relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of Borrowed Initial Shares and Borrowed Additional Shares sold by the Forward Seller to the Underwriters pursuant to this Agreement, subject to the Company’s right to elect Cash Settlement or Net Stock Settlement (as such terms are defined in the Forward Sale Agreement). In connection with the forward sale of the Borrowed

Initial Shares or any Borrowed Additional Shares, Bank of America, N.A. may instruct an affiliate to borrow and sell Common Stock or engage in certain other hedging activities related thereto.

The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company hereby confirms its agreement with the several Underwriters, the Forward Seller and the Forward Counterparty concerning the purchase and sale of the Securities, as follows:

Section 1.  Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333-210819), including a prospectus, to be used in connection with the public offering and sale of the Securities, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).  Such registration statement, as it may have heretofore been amended, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”) and the prospectus included in the Registration Statement at the time of initial effectiveness that omits Rule 430 Information; the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time set forth in Schedule II hereto (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on the cover of the Prospectus, the “Time of Sale Information”): a Preliminary Prospectus dated June 6, 2016 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

Section 2.  Sale and Purchase of the Securities by the Underwriters.

(a)                                 Initial Shares. The Company agrees to issue and sell the Company Initial Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company that number of Company Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased,” and (ii) each of the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) and the Company (with respect to any Company Top-Up Initial Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Initial Shares) and the Company (with respect to any Company Top-Up Initial Shares) that number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Borrowed Initial Shares To Be Purchased” plus, in each case, any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case, at the purchase price per share of Common Stock of $167.25.

(b)                                 Additional Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, each of the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Additional Shares) and the Company (with respect to the Company Top-Up Additional Shares) hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Additional Shares) and the Company (with respect to the Company Top-Up Additional Shares) all or any part of the Additional Shares, plus any additional number of Additional Shares that such Underwriter may be obligated to purchase pursuant to the provisions of Section 10 hereof, at the purchase price per share set forth in paragraph (a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Additional Shares.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon written notice by the Underwriters to the Forward Counterparty, the Forward Seller and the Company setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Time of Delivery (as defined below).  The maximum number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Additional Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  If (i) any of the conditions to effectiveness of the Forward Sale Agreement set forth therein have not been satisfied (A) with respect to the Initial Shares, at the Time of Delivery and (B) with respect to the Additional Shares, at the Date of Delivery; (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to (A) with respect to the Initial Shares, the Time of Delivery and (B) with respect to the Additional Shares, the Date of Delivery; or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to (A) with respect to the Initial Shares, the Time of Delivery and (B) with respect to the Additional Shares, the Date of Delivery; (clauses (i) through (iii), together, the “Conditions”), the Forward Counterparty (or its affiliate), in its sole discretion, may elect not to borrow, and may cause the Forward Seller (as agent for the Forward Counterparty) not to deliver for sale to the Underwriters the Borrowed Initial Shares or the Borrowed Additional Shares, as applicable, deliverable by the Forward Seller (as agent for the Forward Counterparty) hereunder.

(d)                                 Payment and Delivery.

(i)                                     Initial Shares. The Initial Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller (as agent for the Forward

Counterparty, with respect to the Borrowed Initial Shares) or the Company (with respect to the Company Initial Shares and any Company Top-Up Initial Shares) shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Underwriters, including, at the option of the Underwriters, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor, with any transfer taxes payable in connection with the sale of the Initial Shares duly paid by the Company, by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by the Forward Seller (with respect to the Borrowed Initial Shares) or by the Company (with respect to the Company Initial Shares and any Company Top-Up Initial Shares), in either case, upon at least forty-eight (48) hours’ prior notice.  The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Underwriters, the Forward Seller and the Company) at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.  The time and date at which such delivery and payment are actually made is hereinafter called the “Time of Delivery.”

(ii)                                  Additional Shares. Any Additional Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as each Underwriter may request upon at least forty-eight (48) hours’ prior notice to the Forward Seller (as agent for the Forward Counterparty, with respect to the Borrowed Additional Shares) or the Company (with respect to any Company Top-Up Additional Shares) shall be delivered by or on behalf of the Forward Seller or the Company, as the case may be, to the Underwriters, including, at the option of the Underwriters, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor, with any transfer taxes payable in connection with the sale of the Additional Shares duly paid by the Company, by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by the Company or the Forward Seller, as the case may be, upon at least forty-eight (48) hours’ prior notice.  The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriters in the notice given by the Underwriters to the Company or the Forward Seller, as the case may be, of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Underwriters may agree upon in writing at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.

(e)                                  The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement are an arm’s-length commercial transaction among the Company, the Underwriters, the Forward Seller, the Forward Counterparty and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the engagement by the Company of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Additionally, none of the Underwriters, the Forward Seller and the Forward Counterparty is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Seller, the Forward Counterparty, and any affiliate or affiliates through which the Underwriters, the Forward Seller and the Forward Counterparty may be acting shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

Section 3.  (I) Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters, the Forward Seller and the Forward Counterparty, as of the date hereof, as of the Time of Delivery and as of any Date of Delivery that:

(a)                                 Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by such Underwriter, Forward Seller or Forward Counterparty expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter, Forward Seller or Forward Counterparty consists of the information described as such in Section 7(b) hereof.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by such Underwriter, Forward Seller or Forward Counterparty expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriter, Forward Seller or Forward Counterparty consists of the information described as such in Section 7(b) hereof.  No statement of material fact included in the Prospectus was omitted from the Time of Sale Information if such statement of material fact would have been necessary to make the statements in the Time of Sale Information, in light of the circumstances under which they were made, not misleading, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters, the Forward Seller or the Forward Counterparty in their capacities as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus and (iv) any other written communications, in each case approved in writing in advance by the Underwriters.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by such Underwriter, Forward Seller or Forward Counterparty expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriter, Forward Seller or Forward Counterparty consists of the information described as such in Section 7(b) hereof.

(d)                                 Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Time of Delivery,  the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended or (ii) any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter, the Forward Seller or the Forward Counterparty furnished to the Company in writing by such Underwriter, Forward Seller or Forward Counterparty expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter, Forward Seller or Forward Counterparty consists of the information described as such in Section 7(b) hereof.

(e)                                  Incorporated Documents.  Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus complied when it was filed, or will comply when it is filed, as the case may be, in all material respects with the Exchange Act and, when read together with the other information in the Registration Statement, the Time of Sale Information or the Prospectus, (a) at the Time of Sale and (b) at the Time of Delivery, each document filed and incorporated by reference will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Reserved.

(g)                                  Authorization of the Underwriting Agreement and the Forward Sale Agreement.  (i) This Agreement has been duly authorized, executed and delivered by the Company and (ii) the Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof.

(h)                                 Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405.

(i)                                     Authorization of the Securities.  The (i) Securities have been duly authorized by the Company and, at the Time of Delivery, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.  The Securities will conform in all material respects to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) shares of Common Stock issuable upon settlement of the Forward Sale Agreement, including as a result of an Acceleration Event (as defined in the Forward Sale Agreement), have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreement and, when issued and delivered by the Company to the Forward Counterparty (or its affiliate) pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparty (or its affiliate)  pursuant to the terms of the Forward Sale Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise.

(j)                                    Descriptions of the Transaction Documents.  The description of this Agreement, the Forward Sale Agreement and the Securities (collectively, the “Transaction Documents”) set forth in the Registration Statement, the Time of Sale Information and the Prospectus is correct in all material respects.

(k)                                 No Material Adverse Effect.  Since March 31, 2016, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has been no material adverse change or prospective material adverse change in the business, management, financial position, stockholders equity or results of operations of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement, the Time of Sale Information and the Prospectus, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or otherwise publicly disclosed, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(l)                                     Independent Accountants.  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included as a part of, or incorporated by reference in, the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the applicable published rules and regulations thereunder.

(m)                             Financial Statements.  The financial statements included in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly in all material respects (i) the financial position of the Company and its consolidated subsidiaries at the dates indicated and (ii) the consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as stated therein.  The supporting schedules incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein.  Any pro forma financial statements of the Company, and the related notes thereto, included in or incorporated by reference into the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Any summary financial information included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information shown therein, and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.  No other financial statements are required to be set forth in or incorporated by reference into the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations. As used in this subsection and elsewhere in this Agreement, “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

(n)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(o)                                 Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized or formed and is validly existing as a corporation, limited partnership, limited liability company, Massachusetts business trust or general partnership, as the case may be, under the laws of its jurisdiction of organization and is in good standing under the laws of its jurisdiction of organization, has power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation, limited partnership, limited liability company, Massachusetts business trust or general partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and Prospectus, all of the issued shares of capital stock of each subsidiary of the Company which is a corporation, have been duly authorized and validly issued and are fully paid and non-assessable, and to the extent owned by the Company or any of its subsidiaries (except for directors’ qualifying shares and as described or reflected generally in the Registration Statement, the Time of Sale Information and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.  The partnership interests, membership interests and shares of beneficial interest of each subsidiary of the Company which is a partnership, limited liability company or Massachusetts business trust have been validly issued in accordance with applicable law and the partnership agreement, limited liability agreement or declaration of trust, as applicable, of such subsidiary, and to the extent owned by the Company or any of its subsidiaries (except as described or reflected generally in the Registration

Statement, the Time of Sale Information and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and none of the outstanding shares of capital stock, partnership interests, membership interests or shares of beneficial interests, as the case may be, of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(p)                                 Capitalization.  The Company has the authorized, issued and outstanding capitalization described in the Registration Statement, the Time of Sale Information and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options or upon the redemption or repurchase of outstanding securities, in each case accurately described or reflected in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described or reflected in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, or pursuant to reservations, agreements or employee benefit plans or the exercise of convertible securities or options or upon the redemption or repurchase of outstanding securities, in each case accurately described or reflected in the Time of Sale Information and the Prospectus, as amended or supplemented.

(q)                                 Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of each of the Transaction Documents and any other agreement or instrument entered into or issued, or to be entered into or issued by, the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Time of Sale Information and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Information and the Prospectus (including the issuance and sale of the Securities by the Company and the use of the proceeds by the Company from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its agreed upon obligations under this Agreement and the Forward Sale Agreement), nor will such action (i) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their assets, properties or operations, except for any such violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of law which would not result in a Material

Adverse Effect or (ii) result in any violation of the provisions of the charter or by-laws or other constituting or organizational instrument as in effect on the date hereof of the Company or any subsidiary of the Company.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(r)                                    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Transaction Documents, in connection with the transactions contemplated thereby (including, without limitation, the offering, issuance or sale of the Securities hereunder, or the consummation of the transactions contemplated by the Transaction Documents) or for the due execution, delivery or performance of the Transaction Documents, except such as have been already obtained or as may be required under the Securities Act and the rules and regulations thereunder or state securities laws.

(s)                                   No Material Actions or Proceedings.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations hereunder or thereunder.

(t)                                    Accuracy of Exhibits.  All of the descriptions of contracts or other documents contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are accurate and complete descriptions in all material respects of such contracts or other documents.

(u)                                 Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)                                 Title to Properties.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Time of Sale Information and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary of the Company has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(w)                               No Investment Company.  Neither the Company nor any of its subsidiaries is, or, upon the issuance and sale by the Company of the Securities as herein contemplated and the application of the proceeds therefrom as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)                                 Company Not an Investment Adviser.  The Company is not required to register as an “investment adviser” or as a “broker-dealer” under the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Advisers Act”) or the Exchange Act.  The Company is not required to be registered, licensed or qualified as an investment adviser or broker-dealer under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or its subsidiaries conduct business.  Each of the subsidiaries has been duly registered as an investment adviser under the Advisers Act, and has been duly registered as a broker-dealer under the Exchange Act, and each such registration is in full force and effect, in each case to the extent such registration is required and with such exceptions as would not reasonably be expected to have a Material Adverse Effect.  Each of the subsidiaries is duly registered, licensed or qualified as an investment adviser and broker-dealer under state and local laws where such registration, licensing or qualification is required by such laws and is in compliance with all such laws requiring any such registration, licensing or qualification, in each case with such exceptions, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

(y)                                 Compliance with Laws.  Each subsidiary of the Company which is required to be registered as an investment adviser or broker-dealer is and has been in compliance with all applicable laws and governmental rules and regulations, as may be applicable to its investment advisory or broker-dealer business, except to the extent that such non-compliance would not reasonably be expected to result in a Material Adverse Effect and none of such subsidiaries is prohibited by any provision of the Advisers Act or the Investment Company Act from acting as an investment adviser.  Each subsidiary of the Company which is required to be registered as a broker-dealer is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”).  No subsidiary of the Company which is required to be registered as an investment adviser or broker-dealer is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any foreign, federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority relating to any aspect of its investment advisory or broker-dealer business, which would need to be disclosed pursuant to Rule 206(4)-4(b) under the Advisers Act, or which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 11, Part 1 of the Form ADV of such registered investment adviser or which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 7 of the Form BD of such broker-dealer.

(z)                                  Registration of Funds.  Each mutual fund of which a subsidiary of the Company serves as the investment advisor (a “Mutual Fund”) has been since inception, is currently and will be immediately after consummation of the transactions contemplated herein, a duly registered investment company in compliance with the Investment Company Act, and the rules and regulations promulgated thereunder, except where any failure to be duly registered, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  Since their initial offering, shares of each of the Mutual Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required, and, if not so qualified, the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.  The offering and sale of shares of each of the Mutual Funds have been registered under the Securities Act during such period or periods for which such registration is required; the related registration statement has become effective under the Securities Act; no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are contemplated.  Except to the extent that such failure to comply, misstatement or omission, as the case may be, would not result in a Material Adverse Effect, the registration statement of each Mutual Fund, together with the amendments and supplements thereto, under the Investment Company Act and the Securities Act has, at all times when such registration statement was effective, complied in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and neither such registration statement nor any amendments or supplements thereto contained, at the time and in the light of the circumstances in which they were made, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading.  All shares of each of the Mutual Funds were sold pursuant to an effective registration statement, or pursuant to a valid exemption from registration, and have been duly authorized and are validly issued, fully paid and non-assessable.  Each of the Mutual Funds’ investments has been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and have been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held, except to the extent any failure to comply with such policies and restrictions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(aa)                          Investment Advisory Agreements.  The Company is not a party as an investment advisor or distributor to any investment advisory agreement or distribution agreement and is not serving or acting as an investment adviser to any person.  Each of the investment advisory agreements to which any of its subsidiaries is a party is a legal and valid obligation of such subsidiary and complies with the applicable requirements of the Advisers Act and the rules and regulations of the Commission thereunder, except where the failure to so comply would not, individually or in the aggregate, be expected to have a Material Adverse Effect.  Each of the investment advisory agreements and distribution agreements between a subsidiary of the Company and a Mutual Fund is a legal and valid obligation of such subsidiary and complies with the applicable requirements of the Investment Company Act, and in the case of such distribution agreements, with the applicable requirements of the Exchange Act, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No investment advisory agreement or distribution agreement to which any of the subsidiaries is a party that was either in effect on January 1, 2013 or entered into by a subsidiary of the Company since January 1, 2013 has been terminated or expired, except where any such termination or expiration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of such subsidiaries is in breach or violation of or in default under any such investment advisory agreement or distribution agreement, with such exceptions individually or in the aggregate as would not reasonably be expected to have a Material Adverse Effect.  No subsidiary of the Company is serving or acting as an investment adviser to any person except pursuant to an agreement to which such subsidiary is a party and which is in full force and effect, other than any agreement the non-existence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The consummation of the transaction contemplated herein will not constitute an “assignment” as such term is defined in the Advisers Act and the Exchange Act, of an investment advisory agreement.

(bb)                          Internal Control over Financial Reporting.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a -15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting, the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)                            eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)                          Disclosure Controls and Procedures.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee)                            No Price Stabilization or Manipulation.  The Company has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff)                              Brokers.  There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(gg)                            Listing on New York Stock Exchange.  The Company has used its commercially reasonable efforts to list the Shares on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such listing.

(hh)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, relating to activities of the Company or any of its subsidiaries; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment on behalf of the Company or any of its subsidiaries.

(ii)                                  Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency

(collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)                                Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

(II) Representations of and Warranties of the Forward Seller and Forward Counterparty. The Forward Seller and the Forward Counterparty each hereby represents, warrants and covenants to each of the Company and the Underwriters, as of the date hereof, as of the Time of Delivery and as of any Date of Delivery on which the Forward Seller is to deliver Borrowed Additional Shares that:

(a)                                 this Agreement has been duly authorized, executed and delivered by each of the Forward Seller and the Forward Counterparty and, at the Time of Delivery and at each Date of Delivery (if any) at which each of the Forward Seller and the Forward Counterparty is to deliver Borrowed Additional Shares, each of Forward Seller and the Forward Counterparty will have full right, power and authority to sell, transfer and deliver the number of Borrowed Initial Shares or Borrowed Additional Shares, as applicable, to the extent that it is required to sell, transfer and deliver such Borrowed Initial Shares or Borrowed Additional Shares, as applicable, hereunder;

(b)                                 the Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Counterparty and constitutes a valid and binding agreement of the Forward Counterparty, enforceable against the Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

(c)                                  each of the Forward Seller and the Forward Counterparty, as applicable will, at the Time of Delivery or the Date of Delivery, as the case may be, have the free and unqualified right to transfer the number of Borrowed Initial Shares or Borrowed Additional Shares, as applicable, that it is required to deliver to the extent that it is required to transfer such Borrowed Initial Shares or Borrowed Additional Shares, as applicable, hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Initial Shares or Borrowed Additional Shares, as applicable, and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Initial Shares or Borrowed Additional Shares, as applicable, purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

Section 4.  Covenants of the Company.  The Company covenants and agrees with the Underwriters, the Forward Seller and the Forward Counterparty that:

(a)                                 Required Filings.  The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 9:30 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters and the Forward Seller may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Time of Delivery.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Underwriters, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus, in each case, as the Underwriters may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements; Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus (except for documents that are incorporated by reference therein), the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably and promptly objects.

(d)                                 Notice to the Underwriters and the Forward Seller.  The Company will advise the Underwriters, the Forward Seller and the Forward Counterparty promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Underwriters may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)                                  Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will promptly advise the Underwriters, the Forward Seller and the Forward Counterparty of the receipt by the Company of any written notification with respect to (i) the suspension of the qualification of the Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

(h)                                 Compliance with Securities Law.  During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i)                                     Earnings Statement.  The Company will make generally available to its security holders and the Underwriters and the Forward Seller as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that information filed with the Commission via EDGAR shall satisfy this requirement.

(j)                                    Restriction on Sales of Securities. During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus, the Company will not offer or agree to sell, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, Common Stock, Securities or any securities of the Company that are substantially similar to the Securities or the Company’s Common Stock, except (i) for the registration of the Securities and the sales of Securities to and through the Underwriter pursuant to this Agreement, (ii) for shares of Common Stock issued pursuant to outstanding equity awards or the grant of equity awards under (x) existing employee benefit agreements or equity incentive plans or (y) employee benefit agreements or equity incentive plans described in the Prospectus or the Registration Statement, (iii) any shares of Common Stock issued upon conversion, repurchase or exchange of the Company’s outstanding convertible securities, (iv) other securities issued as consideration for investments in or acquisitions of entities involved in investment advisory or investment management activities or other financial services related business, (v) any shares of Common Stock issuable upon settlement of the Forward Sale Agreement or pursuant to an Acceleration Event (as defined in the Forward Sale Agreement) or (vi) any filing under the 1933 Act relating to any shares of Common Stock on Form S-8 or any issuances of Common Stock thereunder, without the prior written consent of the Underwriters.

(k)                                 Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities and the net proceeds due upon settlement of the Forward Sale Agreement as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(l)                                     Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(m)                             No Price Stabilization or Manipulation.  The Company and its officers, directors and affiliates will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(n)                                 Lock-up Agreements.  The Company will cause “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed in Annex B hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, to be delivered to you on or before the date hereof.

(o)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)                                 Listing. The Company shall use its commercially reasonable efforts to (1) apply to list the Shares, to be issued and sold by the Company hereunder as soon as practicable after the date of this Agreement on the NYSE, and (2) apply to list the shares of Common Stock, if any, to be issued upon settlement of the Forward Sale Agreement on the NYSE prior to the date such shares of Common Stock are to be issued upon such settlement, and, in either case, to file with the NYSE all documents and notices required by the NYSE to effect and maintain the listing of the Initial Shares and the Additional Shares on the NYSE as soon as practicable after the date of this Agreement;

(q)                                 Registrar and Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Common Stock;

(r)                                    DTC.  The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

Section 5.  Reserved.

Section 6.  Conditions of Underwriters’ and Forward Seller Obligations.  The obligation of the Forward Seller hereunder to sell and deliver the Borrowed Initial Shares and the Borrowed Additional Shares and of the Underwriters to purchase Securities at the Time of Delivery or on each Date of Delivery as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  Prior to the Time of Delivery and each Date of Delivery, (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; (ii) the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and (iii) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)                                 Accountants’ Comfort Letter.  On the date of this Agreement and at the Time of Delivery and each Date of Delivery (if applicable), the Underwriters shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date of this Agreement, the Time of Delivery and each Date of Delivery (if applicable), addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters and PricewaterhouseCoopers LLP.

(c)                                  No Material Adverse Effect or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Time of Delivery or the relevant Date of Delivery:

(i)                                          in the judgment of the Underwriters there shall not have occurred any Material Adverse Effect;

(ii)                                       there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 6 which is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus; and

(iii)                                    there shall not have occurred any downgrading, nor shall any notice, announcement or written indication have been given or made of any intended or potential downgrading in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(d)                                 Opinion of Counsel for the Company. The Company cause to be furnished, at the Time of Delivery and on each Date of Delivery, (i) the favorable opinion of Ropes & Gray LLP, counsel for the Company, dated as of the Time of Delivery and each Date of Delivery, addressed to the Underwriters, the Forward Seller and the Forward Counterparty, in form and substance reasonably satisfactory to the Underwriters, the Forward Seller and the Forward Counterparty, and (ii) a negative assurance letter of Ropes & Gray LLP, counsel for the Company, dated as of the Time of Delivery and each Date of Delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e)                                  Opinion of Counsel for the Underwriters.  At the Time of Delivery and on each Date of Delivery, (i) the Underwriters shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated as of the Time of Delivery and each Date of Delivery, in form and substance reasonably satisfactory to the Underwriters; and (ii) the Underwriters, the Forward Seller and the Forward Counterparty, shall have received a negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated as of the Time of Delivery and each Date of Delivery, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters; and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters in (i) and (ii).

(f)                                   Officers’ Certificate.  At the Time of Delivery and on each Date of Delivery, the Underwriters and the Forward Seller shall have received a written certificate executed by any two of an Executive or Senior Vice President, the General Counsel and Secretary, Chief Administrative Officer and the Chief Financial Officer and Treasurer, dated as of the Time of Delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Information, the Prospectus, any amendments or supplements thereto and this Agreement, to the effect set forth in subsection (c)(iv) of this Section 6, and further to the effect that:

(i)                                          for the period from and after the date of this Agreement and prior to the Time of Delivery or such Date of Delivery, as applicable, there has not occurred any Material Adverse Effect;

(ii)                                       the representations and warranties of the Company set forth in Section 3(I) of this Agreement are true and correct, as if made on and as of the Time of Delivery or such Date of Delivery, as applicable; and

(iii)                                    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery or Date of Delivery, as applicable.

(g)                                  Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed in Annex B hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Time of Delivery.

(h)                                 Reserved.

(i)                                     Exchange Listing.  The Securities to be delivered at the Time of Delivery and any Date of Delivery shall have been approved for listing on the New York Stock Exchange.

(j)                                    No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery or Date of Delivery, as applicable, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery or Date of Delivery, as applicable, prevent the issuance or sale of the Securities by the Company.

(k)                                 Additional Documents.  On or before the Time of Delivery or any Date of Delivery, the Underwriters, the Forward Seller and the Forward Counterparty and counsel for the Underwriters, the Forward Seller and the Forward Counterparty shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

Section 7.  Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, or any affiliate the Forward Counterparty may instruct to borrow and sell Common Stock or engage in certain other hedging activities related to the Forward Sale Agreement, and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished in writing by the Forward Seller, the Forward Counterparty or any Underwriter to the Company expressly for use therein (that information being limited to that described in the penultimate sentence of the first paragraph of Section 7(b) hereof).  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Forward Seller, the Forward Counterparty, or any affiliate the Forward Counterparty may instruct to borrow and sell Common Stock or engage in certain other hedging activities related to the Forward Sale Agreement, and any person who controls the Forward Seller or the Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by either Underwriter consists of the following information in the Prospectus furnished in writing by the Forward Seller, the Forward Counterparty or any Underwriter to the Company expressly for use therein. The information contained in the nineteenth and twentieth paragraphs under the caption “Underwriting” constitute the only information furnished by or on behalf of the Underwriters to the Company.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liability which the Underwriters may otherwise have.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, the Forward Counterparty (or its affiliate) and the Forward Seller on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters, the Forward Counterparty (or its affiliate) and the Forward Seller on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company shall be deemed to be equal to the gross proceeds from the offering of the Shares (before deducting discounts and expenses) received by the Company, which such proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement assuming full Physical Settlement on the Effective Date (each as defined in the Forward Sale Agreement).  The relative benefits received by the Underwriters shall be deemed to be equal to the underwriting discounts and commissions received by them from the offering of the Shares.  The relative benefits received by the Forward Counterparty and the Forward Seller shall be deemed to be equal to the Spread (as defined in the Forward Sale Agreement), if any, deducted from the Forward Price (as defined in the Forward Sale Agreement).  The relative fault of the Company, the Underwriters, the Forward Counterparty (or its affiliate) and the Forward Seller shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Underwriters, the Forward Counterparty (or its affiliate) or the Forward Seller, respectively, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  .

(e)                                  Limitation on Liability.  The Company, the Underwriters, the Forward Counterparty and the Forward Seller agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

Section 8.  Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.  Termination.  Prior to the Time of Delivery or any Date of Delivery, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or FINRA or on either such stock exchange; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Registration Statement, the Time of Sale Information and the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters as provided in Section 11(b) hereof or (b) the Underwriters to the Company.

Section 10.  Defaulting Underwriter.  (a) If, at the Time of Delivery or any Date of Delivery, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Time of Delivery or the relevant Date of Delivery for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriters” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement with respect to the Securities shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

Section 11.  Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement and the Forward Sale Agreement are consummated or this Agreement or the Forward Sale Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the costs of preparing stock certificates, if applicable; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (ix) all expenses and application fees relating to the listing of the Securities on the New York Stock Exchange, including the shares of Common Stock, if any, issuable upon settlement of the Forward Sale Agreement or pursuant to an Acceleration Event (as defined in the Forward Sale Agreement); and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)                                 If (i) this Agreement is terminated pursuant to Section 9(i) or Section 10, (ii) the Company for any reason not permitted by this Agreement fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

Section 12.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each of the Underwriter and the Forward Counterparty referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 13.  Survival.  The indemnity and contribution agreements contained in Section 7 of this Agreement, the covenants, warranties and representations of the Company contained in Sections 3(I)(a), 4 and 11 of this Agreement and the representations and warranties of the Forward Seller contained in Section 3(II)(b) of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Forward Seller, the Forward Counterparty (or its affiliate), or any person who controls an Underwriter, the Forward Seller or the Forward Counterparty (or its affiliate) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Shares.  The indemnity and contribution agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 3(I)(a) and 11 of this Agreement shall survive any termination of this Agreement.  The Company, each Underwriter, the Forward Seller and the Forward Counterparty agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

Section 14.  Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

Section 15.  Miscellaneous.  (a) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention:  ECM Legal and Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention:  Syndicate Department; and.  Notices to the Forward Seller or the Forward Counterparty, shall be sufficient in all respects if delivered to Bank of America, N.A., One Bryant Park, New York, NY 10036, Attention:  T.J. Opladen. Notices to the Company shall be given to it at 600 Hale Street, P.O. Box 1000, Prides Crossing, MA 01965, (fax:               ); Attention: Chief Financial Officer.

(b)                                 Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, this Agreement or the transactions contemplated hereby.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 16.  Issuance and Sale by the Company.  (a) In the event that the Forward Counterparty elects not to borrow Shares, pursuant to Section 2(c) hereof, or the Forward Counterparty (or its affiliate) is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Additional Shares, as

applicable, to be purchased by the Underwriters at the Time of Delivery or the Date of Delivery, as applicable, and deliverable by the Forward Seller hereunder, or the Forward Counterparty determines in good faith, in its commercially reasonable judgment, that the Forward Counterparty (or its affiliate)  would incur a stock loan fee, excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Counterparty (or its affiliate) (such stock loan fee, a “Stock Loan Fee”), of more than a rate equal to 300  basis points per annum to do so, then, upon notice by the Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Time of Delivery or any Date of Delivery, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Sections 2(a) and (c) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters.  In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the Time of Delivery or the Date of Delivery, as applicable, for one business day in order to effect any required changes in any documents or arrangements.  Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 16(a) in lieu of any Borrowed Initial Shares are referred to herein as the “Company Top-Up Initial Shares.”  Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 16(a) in lieu of any Borrowed Additional Shares are referred to herein as the “Company Top-Up Additional Shares.”

(b)                                 Neither the Forward Counterparty (and its affiliates) nor the Forward Seller shall have any liability whatsoever for any Borrowed Initial Shares or Borrowed Additional Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Counterparty and the Forward Seller are not satisfied on or prior to the Time of Delivery or the Date of Delivery, as applicable, and the Forward Seller elects pursuant to Section 2(c) hereof not to deliver and sell to the Underwriters the Borrowed Initial Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder, or (ii) the Forward Counterparty (or its affiliate) is unable to borrow and cause the Forward Seller to deliver for sale under this Agreement at the Time of Delivery or the Date of Delivery, as applicable, a number of shares of Common Stock equal to the number of Borrowed Initial Shares or Borrowed Additional Shares, as applicable, deliverable by the Forward Seller hereunder or (iii) the Forward Counterparty determines in good faith, in its commercially reasonable judgment, that the Forward Counterparty (or its affiliate) would incur a Stock Loan Fee of more than a rate equal to 300 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

If the foregoing correctly sets forth the understanding among the Company, the Underwriters, the Forward Seller and the Forward Counterparty, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Underwriters, the Forward Seller and the Forward Counterparty.

Very truly yours,

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ David M. Billings
Name:	David M. Billings
Title:	Executive Vice President, General Counsel and
Secretary

[Signature Page to Underwriting Agreement]

Accepted:  June 6, 2016

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Richard H. Klein
	Name:	Richard H. Klein
	Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as the Forward Seller and agent for Bank of America, N.A.

By	/s/ Richard H. Klein
	Name:	Richard H. Klein
	Title:	Managing Director

Bank of America, N.A., in its capacity as Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By	/s/ David Moran
	Name:	David Moran
	Title:	Managing Director

Accepted:  June 6, 2016

BARCLAYS CAPITAL INC.

By	/s/ Janis Vitols
	Name:	Janis Vitols
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Company Initial Shares to be Purchased	Number of Borrowed Initial Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	0	1,250,000
Barclays Capital Inc.	0	1,250,000
Total	0	2,500,000

SCHEDULE II

Time of Sale: 11:59 p.m. New York City time on June 6, 2016.

ANNEX A

Free Writing Prospectuses

None.

Exhibit A

LOCK-UP AGREEMENT

June 6, 2016

Each Named Executive Officer and

Director of Affiliated Managers Group, Inc.

Re:          Affiliated Managers Group, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., acting as the Underwriters (the “Underwriters”),  propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Affiliated Managers Group, Inc., a Delaware corporation (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as agent for Bank of America, N.A., in its capacity as Forward Counterparty (as defined therein), providing for the public offering (the “Public Offering”) of common stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, in each case other than with respect to:

(A)  transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts;

(B) if the undersigned is a corporation, partnership or other business entity, transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited or general partners, members, stockholders or direct or indirect affiliates of the undersigned, including investment funds or other entities under common control or management with the undersigned;

(C) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a result of the operation of law through estate, other testamentary document or intestate succession to the estate, legal representative, heir, legatee, distributee, beneficiary or a member of the immediate family member of the undersigned (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(D) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family;

(E) the vesting, conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for Common Stock and any related transfer to the Company of shares of Common Stock (i) deemed to occur upon the exercise of such securities, (ii) for the purpose of paying the exercise price of such securities or for paying taxes (including estimated taxes) due as a result of the exercise of such securities; or (iii) pursuant to the call provisions of existing employment agreements and equity grant documents;

(F) transfers of shares of Common Stock or any other security convertible into or exercisable or exchangeable for Common Stock to the Underwriters pursuant to the Underwriting Agreement;

(G) the establishment of a trading plan pursuant to Rule 10b-5-1 under the Exchange Act for the transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the lock-up period and (ii) such plan is not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise during the lock-up period;

(H) transfers of shares of Common Stock or any other security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third-party tender offer for all or substantially all of the outstanding shares of Common Stock, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company,  provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by each of the undersigned shall remain subject to the restrictions contained in this agreement;

(I) if the undersigned is a trust, transfers of shares of Common Stock or any other security convertible into or exercisable or exchangeable for Common Stock to the beneficiary of such trust or any successor trustee or co-trustee of such trust;

(J) if the undersigned in an employee of the Company, transfers of shares of Common Stock or any other security convertible into or exercisable or exchangeable for Common Stock to the Company upon the death, disability or termination of employment of such employee; and

(K) transfers of shares of Common Stock or any other security convertible into or exercisable or exchangeable for Common Stock pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of  shares of Common Stock of the Company.

provided that (i) any such transfer shall not involve a disposition for value; (ii) in the case of any gift, transfer or distribution pursuant to clause (A), (B), (C), (D), (I) and (J) each donee, transferee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph for the balance of the lock-up period; (iii) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended; and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Notwithstanding anything to the contrary herein, nothing contained in this Letter Agreement shall prohibit (i) the exercise of any option (on a cash or cashless exercise) for Common Stock nor (ii) the exercise and sale, through a broker-assisted cashless exercise, of such number of shares underlying options as may be necessary to provide proceeds sufficient to pay the aggregate exercise price and tax withholding obligations of all options exercised under clauses (i) and (ii) by the undersigned; provided, that, any net shares of Common Stock received in an exercise under clause (i) shall be subject to the terms of this Letter Agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If (i) prior to entering into the Underwriting Agreement, the Company notifies the Underwriters in writing that the Company does not intend to proceed with the Public Offering or files an application to withdraw the registration statement related to the Public Offering; (ii) the Underwriting Agreement has not been executed by all parties by June 30, 2016; or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

NAME OF STOCKHOLDER

By:
Name:
Title: